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                                                                Exhibit 10-i


                     ADVANTA CORP. EXECUTIVE DEFERRAL PLAN

                                AMENDMENT NO. 2


        WHEREAS, ADVANTA CORP. ("ADVANTA") maintains the ADVANTA Corp. Executive Deferral Plan ("Plan"); and

        WHEREAS, ADVANTA desires the Plan be amended to modify the claims procedures thereunder; and

        WHEREAS, Article 15 of the Plan permits ADVANTA to amend the Plan;

        NOW, THEREFORE, the Plan is hereby amended, as follows:

        1. A new Section 16.11 is hereby added, effective immediately, to read in its entirety:

                16.11 CLAIMS. If, pursuant to the provisions of the Plan, the Administrative Committee denies the claim of a Participant for benefits under the Plan, the Administrative Committee shall provide written notice, within ninety (90) days after receipt of the claim, setting forth in a manner calculated to be understood by the claimant:

                a.      the specific reasons for such denial;

                b. the specific reference to the Plan provisions on which the denial is based;

                c. a description of any additional material or information necessary to perfect the claim and an explanation of why such material or information is needed; and

                d. an explanation of the Plan's claim review procedure and the time limitations of this subsection applicable thereto.

                The Participant whose claim for benefits has been denied may request review by the Administrative Committee of the denied claim by notifying the Administrative Committee in writing within sixty (60) days after receipt of the notification of claim denial. As part of said review procedure, the claimant or his authorized representative may review pertinent documents and submit issues and comments to the Administrative Committee in writing. The Administrative Committee shall render its decision to the claimant in writing in a manner calculated to be understood by the claimant not later than sixty (60) days after
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        receipt of the request for review, unless special circumstances require an extension of time, in which case decision shall be rendered as soon after the sixty-day period as possible, but not later than one hundred and twenty (120) days after receipt of the request for review. The decision on review shall state the specific reasons therefor and the specific Plan reference on which it is based.

        2. The present Section 16.11 is hereby redesignated Section 16.12 and the first sentence thereof is hereby amended, effective immediately, to read:

                "16.12 ARBITRATION. Any claim, dispute or other matter in question of any kind relating to this Plan not settled through the claims procedures established by the Committee in accordance with the provisions of Section 16.11 of the Plan shall be settled by Arbitration in accordance with the Rules of the American Arbitration Association."

        3.      In all other respects the Plan is hereby ratified and confirmed.

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